Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Lilium N.V. of our report dated March 30, 2022 relating to the financial statements, which appears in Lilium N.V.’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany

December 12, 2022

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Holger Graßnick	/s/ ppa. Annika Sicking
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)